NUMBER

SHARES

COMMON STOCK

CENTRUS VENTURES INC.

SHARES AUTHORIZED: 100,000,000
PAR VALUE: $0.001

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

COMMON STOCK

CUSIP 15642Y 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

CENTRUS VENTURES INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

CORPORATE
NEVADA
12/14/2005
SEAL

SECRETARY

SPECIMEN

PRESIDENT

0000